EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 30, 2008, with respect to the financial statements and supplemental schedule of the International Truck and Engine Corporation Retirement Accumulation Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Navistar International Corporation on Form S-8 (File No. 333-29735, effective June 20, 1997).

/s/    Grant Thornton LLP

GRANT THORNTON LLP

Milwaukee, Wisconsin
June 30, 2008

F-20